CONTACT:	Lani Chisman Davis, 757-728-1286

Old Point Posts Profit, Sees Assets & Deposits Rise in 3rd Quarter

•	Profit of $1 Million
•	Assets Increase 5.4%
•	Deposits Climb 11.4%
•	Rise in Net Interest Margin

October 18, 2010,  Hampton, VA   Old Point Financial Corporation (Nasdaq "OPOF") reported a profit for the third quarter of 2010 and assets and net interest income increased over the same period a year ago.  Officials with Old Point say signals continue to point toward improvement in the economy, but that challenges remain.

Old Point’s profit for the quarter ending September 30, 2010 was $1.0 million, or $0.21 per diluted share.  September 30, 2010 assets rose by $47.0 million to $918.7 million, or 5.4%, over September, 2009 assets and deposits increased 11.4%, to $696.7 million.  When comparing the third quarter of 2010 to the third quarter of 2009, net interest income after provision for loan losses increased to $6.4 million, a rise of 6.2%, and the net interest margin grew by 19 basis points to 3.77%.

“From our third-quarter 2010 results, we are seeing evidence that the economic slowdown is abating,” said Robert F. Shuford, Chairman and President of Old Point Financial Corporation.  “We remain cautious, though, knowing that challenges remain.  We keep our traditional focus on prudent management for both the short- and long-term. We also continue to add products and services that increase customer convenience.”  In the fourth quarter, Old Point will begin offering e-statements to customers through Old Point Online Banking.

Also during this time period, the archaeological dig Old Point commissioned at the site of its future five-story headquarters at 101 E. Queen St. in downtown Hampton entered its wind-down phase.  More than 4,000 members of the public have visited the project since it began during the summer and two educational events, including programming for children, have been held at the location.

Over a thousand archaeological features, such as a structure from the early 18th century, three wells, a cellar, and a refuse pit that may date to the 17th century have been discovered by the James River Institute for Archaeology, the organization Old Point retained to conduct the excavation.  Among the many artifacts found are a stein from the Queen Anne period, prior to 1750, and cowry shells, which were used as status ornaments and currency in Africa.

Other activities and support in the community’s interest by Old Point and its staff during the third-quarter included participation with the United Way Day of Caring; Hampton Roads Freedom Walks; the Day of Service & Remembrance at Fort Monroe; CHIP (Comprehensive Health Investment Project) of Chesapeake; Seton Youth Shelter; American Red Cross, Hampton Roads Chapter; H.E.L.P., Inc.; Thomas Nelson Community College; and others.

Additional items of note for the third quarter of 2010:

Non-performing Assets (NPAs) as of September 30, 2010 were $34.0 million, up from $31.7 million on June 30, 2010 and $27.9 million on March 31, 2010.  The Company continues to be proactive in identifying and managing problem credits.

Allowance for Loan and Lease Losses (ALLL) as of September 30, 2010 was 1.96% of total loans, up from 1.87% as of June 30, 2010 and 1.76% as of March 31, 2010.  The Company has continued building the ALLL throughout 2010.

Net loans charged off/provision for loan losses:  For the nine months ended September 30, 2010, loans charged off totaled $3.3 million, compared to $3.7 million for the like period of 2009.  The provision for loan losses in the third quarter 2010 of $1.5 million represents a $500 thousand addition to the provision over the third quarter of 2009.

Net interest margin (NIM) for the third quarter of 2010 was 3.77% as compared with 3.58% for the comparable quarter in 2009.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements.  These forward-looking statements are based on the beliefs of the corporation's management, as well as estimates and assumptions made by, and information currently available to, the corporation's management.  These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate.  Actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: interest rates; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the corporation’s market area; technology; reliance on third parties for key services; the real estate market; the corporation’s expansion initiatives; accounting principles, policies and guidelines; and other factors detailed in the corporation's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2009. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 21 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Lani Chisman Davis at Old Point National Bank at 757- 728-1286.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheet
(dollars in thousands, except share data)	September 30,	September 30,
	2010	2009
	(unaudited)	(unaudited)
Assets

Cash and due from banks	$12,106	$20,445
Federal funds sold	31,128	25,740
Cash and cash equivalents	43,234	46,185
Securities available-for-sale, at fair value	194,610	129,433
Securities held-to-maturity
(fair value approximates $2,107 and $2,006)	2,082	1,967
Restricted Securities	4,482	4,815
Loans, net of allowance for loan losses of $12,105 and $7,754	604,631	627,372
Premises and equipment, net	29,725	29,717
Bank owned life insurance	17,863	16,569
Foreclosed assets, net of valuation allowance of $1,203 and $165	10,140	8,486
Other assets	11,950	7,202
	$918,717	$871,746

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$129,202	$110,426
Savings deposits	224,067	186,441
Time deposits	343,393	328,750
Total deposits	696,662	625,617
Federal funds purchased and other borrowings	1,077	1,115
Overnight repurchase agreements	51,146	41,552
Term repurchase agreements	50,204	53,669
Federal Home Loan Bank advances	35,000	65,000
Accrued expenses and other liabilities	1,499	2,313
Total liabilities	835,588	789,266

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized;
4,936,989 and 4,909,035 shares issued	24,685	24,545
Additional paid-in capital	15,997	15,666
Retained earnings	42,607	42,672
Accumulated other comprehensive loss	(160)	(403)
Total stockholders' equity	83,129	82,480
	$918,717	$871,746

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income
(dollars in thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Interest and Dividend Income:
Interest and fees on loans	$9,237	$9,649	$27,982	$28,467
Interest on federal funds sold	16	11	64	33
Interest on securities:
Taxable	854	584	2,508	1,953
Tax-exempt	53	121	221	435
Dividends and interest on all other securities	12	107	34	374
Total interest and dividend income	10,172	10,472	30,809	31,262

Interest Expense:
Interest on savings and interest-bearing demand deposits	108	86	302	279
Interest on time deposits	1,605	2,341	5,169	7,776
Interest on federal funds purchased, securities sold under
agreements to repurchase and other borrowings	109	151	471	392
Interest on Federal Home Loan Bank advances	430	848	1,970	2,597
Total interest expense	2,252	3,426	7,912	11,044
Net interest income	7,920	7,046	22,897	20,218
Provision for loan losses	1,500	1,000	7,500	5,000
Net interest income, after provision for loan losses	6,420	6,046	15,397	15,218

Noninterest Income:
Income from fiduciary activities	718	702	2,320	2,230
Service charges on deposit accounts	1,069	1,403	3,663	4,115
Other service charges, commissions and fees	719	630	2,164	1,898
Income from bank owned life insurance	216	199	816	551
Gain on available-for-sale securities, net	541	-	541	-
Other operating income	130	69	311	274
Total noninterest income	3,393	3,003	9,815	9,068

Noninterest Expense:
Salaries and employee benefits	4,539	4,463	13,692	13,277
Occupancy and equipment	1,085	1,027	3,235	3,073
FDIC insurance	404	264	1,050	1,117
Data processing	316	287	918	810
Customer development	215	228	656	610
Advertising	177	161	528	513
Loan expenses	118	173	481	474
Other outside service fees	158	96	357	265
Legal and audit expenses	245	139	564	339
Loss (gain) on write-down/sale of foreclosed assets	481	(83)	430	58
Other	664	687	2,197	2,201
Total noninterest expenses	8,402	7,442	24,108	22,737
Income before income taxes	1,411	1,607	1,104	1,549
Income tax expense	376	449	7	243
Net income	$1,035	$1,158	$1,097	$1,306

Basic Earnings per Share:
Average shares outstanding	4,930,578	4,909,035	4,925,571	4,908,094
Net income per share of common stock	$0.21	$0.24	$0.22	$0.27

Diluted Earnings per Share:
Average shares outstanding	4,931,851	4,934,522	4,930,450	4,936,247
Net income per share of common stock	$0.21	$0.24	$0.22	$0.26

Old Point Financial Corporation and Subsidiaries
Selected Ratios	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2009
NPAs/Total Assets	3.70%	3.47%	2.93%	1.67%
Annualized Net Charge Offs/Total Loans	0.70%	0.69%	0.90%	0.85%
Allowance for Loan Losses/Total Loans	1.96%	1.87%	1.76%	1.24%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual Loans	$23,636	$18,677	$17,534	$4,917
Loans> 90 days past due, but still accruing interest	$243	$659	$266	$389
Restructured Loans	$-	$2,480	$2,480	$2,480
Foreclosed Assets	$10,140	$9,884	$7,571	$7,623
Total Non-Performing Assets	$34,019	$31,700	$27,851	$15,409

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Loans Charged Off (net of recoveries) (in thousands)	$1,102	$521	$3,259	$3,652

Net Interest Margin (FTE)	3.77%	3.58%	3.57%	3.43%